Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-232735 on Form S-8 and Registration Statement No. 333-228121 on Form F-3 of our report dated April 16, 2020, relating to the financial statements of Auris Medical Holding  Ltd. appearing in this Annual Report on Form 20-F for the year ended December 31, 2019.

Deloitte AG

/s/ Matthias Gschwend	/s/ Adrian Kaeppeli
Auditor in Charge

Zurich, April 16, 2020